Exhibit 2.2
AMENDMENT TO AGREEMENT AND PLAN OF MERGER
AMENDMENT
TO
AGREEMENT AND PLAN OF MERGER
THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of July 6, 2025 (this “Amendment”), is made by and among Mount Logan Capital Inc., a corporation organized under the Laws of the Province of Ontario, Canada (“MLC”), 180 Degree Capital Corp., a corporation organized under the Laws of the State of New York (“TURN”), Yukon New Parent, Inc., a corporation organized under the Laws of the State of Delaware and a wholly-owned subsidiary of TURN (“New Parent”), Polar Merger Sub, Inc., a corporation organized under the Laws of the State of New York and a wholly-owned subsidiary of New Parent (“TURN Merger Sub”), and Moose Merger Sub, LLC, a limited liability company formed under the Laws of the State of Delaware and a wholly-owned subsidiary of New Parent (“MLC Merger Sub”, and collectively with MLC, TURN, New Parent and TURN Merger Sub, the “Parties” and each a “Party”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement and Plan of Merger, dated January 16, 2025, by and among the Parties, as may be amended, supplemented or modified from time to time (the “Merger Agreement”).
RECITALS
WHEREAS, the Parties previously entered into the Merger Agreement, which sets forth the Parties’ respective rights and obligations with respect to the transactions contemplated thereby;
WHEREAS, pursuant to Section 11.2 of the Merger Agreement, the Merger Agreement may be amended, supplemented or modified by an instrument in writing signed on behalf of each of the Parties; and
WHEREAS, the Parties desire to amend the Merger Agreement and agree on certain matters, each as set forth below.
NOW, THEREFORE, in consideration of the premises set forth above, which are made part of this Amendment, and in consideration of the representations, warranties, covenants and understandings set forth in the Merger Agreement and this Amendment, with the receipt and sufficiency of such consideration hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
ARTICLE I
AMENDMENTS
1.1    The fourth recital of the Merger Agreement is hereby amended and restated in its entirety as follows:
“WHEREAS, immediately prior to the Mergers, the MLC Domestication, pursuant to which MLC will domesticate from the Province of Ontario, Canada to the State of Delaware as a corporation, and the conversion of MLC to a limited liability company existing under and governed by the Act, shall occur;”
1.2    Section 1.3 of the Merger Agreement is hereby amended and restated in its entirety as follows:
“Effective Time. The TURN Merger shall become effective as set forth in the certificate of merger that shall be filed by TURN Merger Sub and TURN with the New York Department of State (the “TURN Certificate of Merger”). The MLC Merger shall become effective as set forth in the certificate of merger that shall be filed by MLC Merger Sub and MLC with the Secretary of State of the State of Delaware (together with the TURN Certificate of Merger, the “Certificates of Merger” and each, a

Exhibit 2.2
“Certificate of Merger”). The term ”Effective Time“ shall be the date and time when the Mergers become effective as set forth in the Certificates of Merger, which Mergers the Parties acknowledge and agree shall occur simultaneously and immediately following the MLC Domestication and the conversion of MLC to a limited liability company existing under and governed by the Act pursuant to the Plan of Domestication.”
1.3    Section 1.8 of the Merger Agreement is hereby amended and restated in its entirety as follows:
“Other Securities. The Parties acknowledge and agree that MLC will cause to be accelerated in accordance with their terms all restricted share units issued pursuant to the Performance and Restricted Share Unit Plan of MLC, effective on May 30, 2019, as re-approved by the MLC shareholders on June 23, 2022, and as amended by the board of directors of MLC on May 7, 2024 and ratified by the MLC shareholders on June 7, 2024 (the ”Restricted Unit Plan“). In addition, TURN agrees to cause New Parent to execute and deliver, at or prior to the Effective Time, one or more supplemental indentures to the Indentures, to the extent required by the applicable trustee, in a form reasonably acceptable to each of MLC and TURN, in each case, to evidence and effectuate the due assumption by New Parent of the obligation to issue New Parent Common Stock upon the exercise of the Warrants in accordance with their terms.”
1.4    The defined term “MLC Matters” in Section 10.1 of the Merger Agreement is hereby amended and restated in its entirety as follows:
““MLC Matters” means (i) the authorization, adoption and approval of this Agreement and the MLC Merger; (ii) the MLC Domestication and (iii) the Plan of Domestication.”
1.5    The defined term “MLC Resolutions” in Section 10.1 of the Merger Agreement is hereby amended and restated in its entirety as follows:
““MLC Resolutions” means the special resolution approving the MLC Matters to be considered at the MLC Shareholders Meeting by MLC shareholders. The MLC resolutions related to the Plan of Arrangement and the Plan of Domestication shall be substantially in the form attached as Exhibit D.”
1.6    The following defined term is hereby added to Section 10.1 of the Merger Agreement:
““Plan of Domestication” means the plan of domestication of MLC attached as Exhibit E.”
1.7    The defined term “Nasdaq” in Section 10.1 of the Merger Agreement is hereby amended and restated in its entirety as follows:
““Nasdaq” means the Nasdaq Capital Market, or any higher tier of the Nasdaq market structure, provided, that in Sections 3.11(a), 7.7 and 7.15(b) of the Merger Agreement, such term shall refer specifically to the Nasdaq Global Market.”
1.8    Exhibit C of the Merger Agreement is hereby amended and restated in its entirety as set forth on Annex I attached hereto.
1.9    Exhibit D of the Merger Agreement shall be renamed “MLC Arrangement Resolution” and is hereby amended and restated in its entirety as set forth on Annex II attached hereto.
1.10    Annex III attached hereto is hereby appended as Exhibit E of the Merger Agreement.

Exhibit 2.2
ARTICLE II

MISCELLANEOUS
2.1    References. Each reference to the Merger Agreement (including references to “this Agreement,” “hereunder,” “hereof” and words of like import) in the Merger Agreement shall, unless the context otherwise requires, mean the Merger Agreement as amended by this Amendment; provided, that references to “the date of this Agreement,” “the date hereof,” and other similar references in the Merger Agreement shall continue to refer to January 16, 2025 and not to the date of this Amendment.
2.2    No Other Amendments; Continuing Effect. Except as specifically set forth herein, all terms, covenants, and provisions of the Merger Agreement shall remain unchanged and in full force and effect in accordance with its terms.
2.3    Representations of the Parties. Each Party, severally and not jointly, hereby represents and warrants to each other Party:
(a)    Such Party has the requisite corporate or limited liability company, as applicable, power and authority to execute and deliver this Amendment and to carry out any respective obligations hereunder. The execution and delivery of this Amendment has been duly and validly approved by the board of directors (or similar governing body, where applicable) of such Party, as applicable.
(b)    This Amendment has been duly and validly executed and delivered by such Party and constitutes the valid and binding obligation of such Party.
2.4    Governing Law; Jurisdiction. This Amendment shall be governed and construed in accordance with the Laws of the State of New York, subject to the terms set forth in Section 11.9 of the Merger Agreement, and this Amendment shall be enforced in accordance with the terms of Section 11.9 of the Merger Agreement.
2.5    Amendment. This Amendment may only be amended, supplemented or modified by an instrument in writing signed on behalf of each of the Parties, which such action taken or authorized by their respective boards of directors (or similar governing body).
2.6    Counterparts. This Amendment and any signed agreement or instrument entered into in connection with this Amendment may be executed in two or more counterparts, each such counterpart being deemed to be an original instrument and all such counterparts together constituting the same agreement and, to the extent signed and delivered by means of a facsimile machine or telecopy, by email delivery of a “.pdf” or “.jpg” format data file or by any electronic signature complying with the U.S. federal ESIGN Act of 2000, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or telecopy, email delivery of a “.pdf” or “.jpg” format data file or electronic signature complying with the U.S. federal ESIGN Act of 2000 to deliver a signature to this Amendment or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or telecopy, email delivery of a “.pdf” or “.jpg” format data file or by any electronic signature complying with the U.S. federal ESIGN Act of 2000 as a defense to the amendment of the Merger Agreement and each Party hereto forever waives any such defense.
2.7    Other Agreements. For purposes of the requirements set forth in the definition of “MLC Domestication” in Section 10.1, the Parties acknowledge and agree that TURN hereby approves the election of MLC to cause the continuance of MLC to a corporation incorporated and governed by the Delaware General Corporation Law, after which MLC will be converted to a limited liability company existing under and governed by the Act.
[Signature Page Follows]

Exhibit 2.2
IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

MOUNT LOGAN CAPITAL INC.

By: /s/ Edward Goldthorpe
Name: Edward (Ted) Goldthorpe
Title: CEO

Exhibit 2.2
180 DEGREE CAPITAL CORP.

By: /s/ Kevin M. Rendino
Name: Kevin M. Rendino
Title: Chief Executive Officer

YUKON NEW PARENT, INC.

By: /s/ Daniel B. Wolfe
Name: Daniel B. Wolfe
Title: President

POLAR MERGER SUB, INC.

By: /s/ Daniel B. Wolfe
Name: Daniel B. Wolfe
Title: President

MOOSE MERGER SUB, LLC

By: /s/ Daniel B. Wolfe
Name: Daniel B. Wolfe
Title: President

Exhibit 2.2
ANNEX I

EXHIBIT C

PLAN OF ARRANGEMENT

(See Exhibit A to Annex M to the Joint Proxy Statement / Prospectus)
L-I-1

Exhibit 2.2
Annex II
Exhibit D
MLC ARRANGEMENT RESOLUTION
RESOLVED AS A SPECIAL RESOLUTION THAT:

1.    The arrangement (the “Arrangement”) under Section 182 of the Business Corporations Act (Ontario) (the “OBCA”) of Mount Logan Capital Inc. (“MLC”), pursuant to the agreement and plan of merger (as it may from time to time be amended, modified or supplemented, the “Merger Agreement”) among MLC, 180 Degree Capital Corp., Yukon New Parent, Inc., Polar Merger Sub, Inc., and Moose Merger Sub, LLC dated January 16, 2025, all as more particularly described and set forth in the joint proxy statement/prospectus of MLC dated [●], 2025 (the “Joint Proxy Statement/Prospectus”), accompanying the notice of this meeting (as the Arrangement may be modified or amended in accordance with its terms), providing for, among other things, the domestication of MLC from the Province of Ontario to the State of Delaware as a Delaware corporation to be named Mount Logan Capital Intermediate Inc. (the “Domestication” and such domesticated corporation, “MLC DE”), and all transactions contemplated thereby are hereby authorized, approved and adopted.
2.    The plan of arrangement of MLC (as it has been or may be amended, modified or supplemented in accordance with the Merger Agreement and its terms (the “Plan of Arrangement”)), the full text of which is set out as Exhibit A hereto, is hereby authorized, approved and adopted.
3.    MLC be and is hereby authorized to apply for a final order from the Ontario Superior Court of Justice (Commercial List) (the “Court”) to approve the Arrangement on the terms set forth in the Merger Agreement and the Plan of Arrangement (as they may be amended, modified or supplemented and as described in the Joint Proxy Statement/Prospectus).
4.    Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders of MLC or that the Arrangement has been approved by the Court, the directors of MLC are hereby authorized and empowered to, at their discretion, without notice to or approval of the shareholders of MLC: (i) amend, modify or supplement the Merger Agreement or the Plan of Arrangement to the extent permitted by the Merger Agreement; and (ii) subject to the terms of the Merger Agreement, not to proceed with the Arrangement and related transactions.
5.    Any officer or director of MLC is hereby authorized and directed for and on behalf of MLC to execute and deliver for filing with the Director under the OBCA articles of arrangement and such other documents as are necessary or desirable to give effect to the Arrangement in accordance with the Merger Agreement, such determination to be conclusively evidenced by the execution and delivery of such articles of arrangement and any such other documents.
6.    The plan of domestication of MLC (as it has been or may be amended, modified or supplemented in accordance with its terms (the “Plan of Domestication”)), the full text of which is set out as Exhibit B hereto, is hereby authorized, approved and adopted and each of the transactions contemplated thereby (including, without limitation, the Domestication and the conversion of MLC DE to a Delaware limited liability company immediately prior to the consummation of the transactions contemplated the Merger Agreement (the “Conversion”)) and the exhibits attached thereto (including, without limitation, the Certificate of Incorporation of MLC DE and the Limited Liability Company Agreement of Mount Logan Capital Intermediate LLC, which will govern MLC immediately following the Conversion and prior to the consummation of the transactions contemplated by the Merger Agreement), are hereby authorized, approved and adopted in all respects.
II-1

Exhibit 2.2
7.    Any officer or director of MLC is hereby authorized and directed for and on behalf of MLC to execute or cause to be executed and to deliver or cause to be delivered all such other documents and instruments and to perform or cause to be performed all such other acts and things as such person determines may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or instrument or the doing of any such act or thing.

II-2

Exhibit 2.2
ANNEX III

EXHIBIT E

PLAN OF DOMESTICATION

(See Exhibit B to Annex M to the Joint Proxy Statement / Prospectus)
III-1